Exhibit 99.1

Black Diamond Reports Record Fourth Quarter and Full Year 2014 Results

- Company Engages Rothschild and Baird to Explore Strategic Alternatives -

- 2015 Sales Expected to Increase 8% to $208 Million with 40% Gross Margin -

SALT LAKE CITY, Utah – March 16, 2015 – Black Diamond, Inc. (NASDAQ: BDE) (the “Company” or “Black Diamond”), a global leader of innovative active outdoor performance equipment and apparel, reported financial results for the fourth quarter and full year ended December 31, 2014.

Fourth Quarter 2014 Financial Highlights vs. Same Year-Ago Quarter

•	Sales up 10% to $59.4 million (up 13% in constant currency)
•	Gross margin increased 160 basis points to 39.0% (up 335 basis points constant currency)
•	Adjusted EBITDA increased 37% to $3.4 million
•	Adjusted net income from continuing operations before non-cash items increased 36% to $3.1 million or $0.09 per diluted share

Fourth Quarter 2014 Financial Results

Sales in the fourth quarter of 2014 increased 10% to $59.4 million compared to $54.1 million in the same year-ago quarter. The increase was primarily due to the continued growth of Black Diamond Apparel and an increase in POC’s preseason bookings, as well as restocking orders for winter seasonal product. Excluding the impact of foreign exchange, sales grew by 13%.

Gross margin in the fourth quarter of 2014 was 39.0% compared to 37.4% in the year-ago quarter. The 160 basis point increase was primarily due to both a favorable mix of higher margin products and higher margin channel mix, partially offset by a 175 basis point impact from foreign exchange.

Selling, general and administrative expenses in the fourth quarter of 2014 increased 8% to $21.9 million compared to $20.2 million in the year-ago quarter. The increase was driven by investments in strategic initiatives such as the transition of certain POC distributors into the Company’s in-house operations and the continued roll-out of POC’s new road cycling collection.

Adjusted EBITDA in the fourth quarter of 2014 increased 37% to $3.4 million compared to $2.5 million in the year-ago quarter.

Net loss from continuing operations in the fourth quarter of 2014 was $0.9 million or $(0.03) per diluted share, compared to net income from continuing operations of $0.5 million or $0.02 per diluted share in the year-ago quarter. Net loss from continuing operations in the fourth quarter of 2014 included $3.1 million of non-cash items and $1.0 million in restructuring costs, compared to $1.6 million of non-cash items and $0.1 million in merger and integration costs in the year-ago quarter.

Adjusted net income from continuing operations, which excludes these non-cash items, increased 36% to $3.1 million or $0.09 per diluted share in the fourth quarter of 2014, compared to adjusted net income from continuing operations of $2.3 million or $0.07 per diluted share in the fourth quarter of 2013.

At December 31, 2014, cash and available-for-sale marketable securities totaled $40.9 million compared to $4.5 million at December 31, 2013. Total debt was $22.4 million at December 31, 2014, which includes $18.5 million of 5% subordinated notes due in 2017 and $3.9 million in a foreign seasonal working capital credit facility for POC, compared to $38.0 million at December 31, 2013. The decrease in debt was due to the pay down of outstanding amounts under the Company’s line of credit and the full pay off of its $9.0 million term note.

Full Year 2014 Financial Results

Sales in 2014 increased 15% to $193.1 million compared to $168.1 million in 2013. Excluding the impact of foreign exchange, sales grew by 16%.

Gross margin in 2014 increased 250 basis points to 38.8% compared to 36.3% in 2013. Gross margin in 2014 included a 50 basis point negative impact from foreign exchange. Gross margin in 2013 included a $1.5 million charge for a PIEPS product recall. Excluding this amount, adjusted gross margin in 2013 was 37.2%.

Selling, general and administrative expenses in 2014 increased 9% to $81.1 million compared to $74.5 million in 2013.

Adjusted EBITDA in 2014 increased to $2.9 million compared to a loss of $1.6 million in 2013.

Net loss from continuing operations in 2014 was $9.2 million or $(0.28) per diluted share, compared to a net loss from continuing operations of $11.1 million or $(0.35) per diluted share in 2013. Net loss in 2014 included $6.6 million of non-cash items and $3.6 million in restructuring costs, compared to $7.6 million of non-cash items, $0.2 million in restructuring costs, $0.6 million in merger and integration costs, and $0.1 million in transaction costs.

Adjusted net income from continuing operations, which excludes these non-cash items, was $0.8 million or $0.03 per diluted share, compared to a loss of $2.8 million or $(0.09) per diluted share in 2013.

Management Commentary

“Since initiating our strategic pivot in late 2013, we have executed against nearly all of its objectives, including the sale of Gregory, the focus on our core and fastest growing brands, and the development of a series of initiatives to improve margins and profitability,” said Peter Metcalf, CEO of Black Diamond. “Our strong fourth quarter results reflect this execution, with 13% constant currency sales growth, a 160 basis point improvement in gross margin and a 37% increase in adjusted EBITDA.

“Black Diamond Apparel and POC continued to drive our growth as we benefited from a more complete fall 2014 apparel collection, including the fall launch of our women’s line, and a significant increase in sales from POC, driven by strong preseason bookings and re-orders of winter seasonal product.”

Exploration of Strategic Alternatives

Black Diamond has engaged the financial advisory firms Rothschild Inc. and Robert W. Baird & Co. (“Baird”) to lead the exploration of a full range of strategic alternatives for each of the Company’s brands, Black Diamond, POC and PIEPS.

Warren Kanders, executive chairman of Black Diamond, commented: “Over the last 15 months, we have undertaken a series of actions to leverage the significant growth in our brands, optimize our platform, drive significant cost reductions, and position the Company for stronger financial and brand performance. We believe the growth in sales and margin in the fourth quarter is an early indication of the benefits of these actions, which we expect to realize increasingly over time.

“At a time when premium active lifestyle and outdoor brands are selling at historically high levels, and there is a scarcity of authentic branded assets available to strategic acquirers, the board’s decision to investigate its strategic alternatives results from its belief that the Company is likely to utilize 100% of its NOL balances in connection with this process and represents the logical next step in our ongoing efforts to unlock value for Black Diamond shareholders.”

Black Diamond has not set a timetable for completion of this strategic review process, and does not intend to comment further regarding the review process unless or until a specific transaction is approved by its board of directors or shareholders, the review process is concluded, or it is otherwise determined that further disclosure is appropriate or required by law. The Company provides no assurance that the strategic review process will result in any transaction.

2015 Outlook

Black Diamond anticipates fiscal year 2015 sales of approximately $208 million, which would represent an increase of approximately 8% from 2014 sales (an increase of 11% on a constant currency basis). The Company also expects gross margin in fiscal year 2015 to be approximately 40%.

Net Operating Loss (NOL)

The Company estimates that it has available NOL carryforwards for U.S. federal income tax purposes of approximately $167 million. The Company’s common stock is subject to a rights agreement dated February 7, 2008 that is intended to limit the number of 5% or more owners and therefore reduce the risk of a possible change of ownership under Section 382 of the Code. Any such change of ownership under these rules would limit or eliminate the ability of the Company to use its existing NOLs for federal income tax purposes. However, there is no guaranty that the rights agreement will achieve the objective of preserving the value of the NOLs.

Conference Call

Black Diamond will hold a conference call today at 5:00 p.m. Eastern time to discuss its fourth quarter and full year 2014 results.

Date: Monday, March 16, 2015

Time: 5:00 p.m. Eastern time (3:00 p.m. Mountain time)

Toll-free dial-in number: 1-800-401-3551

International dial-in number: 1-913-312-0844

Conference ID: 1218735

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at 1-949-574-3860.

The conference call will be broadcast live and available for replay at http://public.viavid.com/index.php?id=113279 and via the investor relations section of the Company’s website at www.blackdiamond-inc.com.

A replay of the conference call will be available after 8:00 p.m. Eastern time on the same day through March 30, 2015.

Toll-free replay number: 1-877-870-5176

International replay number: 1-858-384-5517

Replay ID: 1218735

About Black Diamond, Inc.

Black Diamond, Inc. is a global leader in designing, manufacturing and marketing innovative active outdoor performance equipment and apparel for climbing, mountaineering, backpacking, skiing, cycling and a wide range of other year-round outdoor recreation activities. The Company's principal brands, Black Diamond®, POC™ and PIEPS™, are iconic in the active outdoor, ski and cycling industries and linked intrinsically with the modern history of these sports. Black Diamond is synonymous with performance, innovation, durability and safety that the outdoor and action sport communities rely on and embrace in their active lifestyle. Headquartered in Salt Lake City at the base of the Wasatch Mountains, the Company's products are created and tested on some of the best alpine peaks, slopes, crags, roads and trails in the world. These close connections to the Black Diamond lifestyle enhance the authenticity of the Company's brands, inspire product innovation and strengthen customer loyalty. Black Diamond's products are sold in approximately 50 countries around the world. For additional information, please visit the Company's websites at www.blackdiamond-inc.com, www.blackdiamondequipment.com, www.pocsports.com or www.pieps.com.

Use of Non-GAAP Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). This press release contains the non-GAAP measures: (i) net income (loss) from continuing operations before non-cash items and related income (loss) per diluted share, and adjusted net income (loss) from continuing operations before non-cash items and related income (loss) per diluted share, (ii) earnings before interest, taxes, other income, depreciation and amortization (“EBITDA”), and adjusted EBITDA, and (iii) adjusted gross profit and adjusted gross margin. The Company also believes that the presentation of certain non-GAAP measures, i.e.: (i) net income (loss) from continuing operations before non-cash items and related income (loss) per diluted share, and adjusted net income (loss) from continuing operations before non-cash items and related income (loss) per diluted share, (ii) EBITDA and adjusted EBITDA, and (iii) adjusted gross profit and adjusted gross margin, provide useful information for the understanding of its ongoing operations and enables investors to focus on period-over-period operating performance, and thereby enhances the user's overall understanding of the Company's current financial performance relative to past performance and provides, along with the nearest GAAP measures, a baseline for modeling future earnings expectations. Non-GAAP measures are reconciled to comparable GAAP financial measures in the financial tables within this press release. The Company cautions that non-GAAP measures should be considered in addition to, but not as a substitute for, the Company's reported GAAP results. Additionally, the Company notes that there can be no assurance that the above referenced non-GAAP financial measures are comparable to similarly titled financial measures used by other publicly traded companies.

Forward-Looking Statements

Please note that in this press release we may use words such as “appears,” “anticipates,” “believes,” “plans,” “expects,” “intends,” “future,” and similar expressions which constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting the Company and therefore involve a number of risks and uncertainties. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. Potential risks and uncertainties that could cause the actual results of operations or financial condition of the Company to differ materially from those expressed or implied by forward-looking statements in this release include, but are not limited to, the overall level of consumer spending on our products; general economic conditions and other factors affecting consumer confidence; disruption and volatility in the global capital and credit markets; the financial strength of the Company's customers; the Company's ability to implement its growth strategy, including its ability to organically grow each of its historical product lines, its new apparel line and its recently acquired businesses; the results of the Company’s review of strategic alternatives; the Company's ability to successfully integrate and grow acquisitions; the Company’s exposure to product liability or product warranty claims and other loss contingencies; stability of the Company's manufacturing facilities and foreign suppliers; the Company's ability to protect patents, trademarks and other intellectual property rights; fluctuations in the price, availability and quality of raw materials and contracted products; foreign currency fluctuations; our ability to utilize our net operating loss carryforwards; and legal, regulatory, political and economic risks in international markets. More information on potential factors that could affect the Company's financial results is included from time to time in the Company's public reports filed with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. All forward-looking statements included in this press release are based upon information available to the Company as of the date of this press release, and speak only as of the date hereof. We assume no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release.

BLACK DIAMOND, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except per share amounts)

	December 31,
	2014	2013
Assets
Current assets
Cash	$31,034	$4,478
Marketable securities	9,902	-
Accounts receivable, less allowance for doubtful accounts of $724 and $641, respectively	38,734	40,316
Inventories	64,481	54,054
Prepaid and other current assets	6,111	4,797
Income tax receivable	5,333	49
Deferred income taxes	2,965	2,687
Total current assets	158,560	106,381

Property and equipment, net	13,760	17,401
Other intangible assets, net	24,912	35,530
Indefinite lived intangible assets	35,600	51,679
Goodwill	41,983	57,703
Deferred income taxes	37,877	50,666
Other long-term assets	2,821	2,063
Total assets	$315,513	$321,423

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable and accrued liabilities	$28,639	$27,349
Deferred income taxes	26	-
Current portion of long-term debt	3,875	1,910
Total current liabilities	32,540	29,259

Long-term debt	18,562	36,131
Deferred income taxes	5,076	6,786
Other long-term liabilities	2,142	1,997
Total liabilities	58,320	74,173

Stockholders' Equity
Preferred stock, $.0001 par value; 5,000 shares authorized; none issued	-	-
Common stock, $.0001 par value; 100,000 shares authorized; 32,801 and 32,526 issued and 32,704 and 32,451 outstanding	3	3
Additional paid in capital	482,985	477,890
Accumulated deficit	(223,197)	(237,204)
Treasury stock, at cost	(186)	(2)
Accumulated other comprehensive (loss) income	(2,412)	6,563
Total stockholders' equity	257,193	247,250
Total liabilities and stockholders' equity	$315,513	$321,423

BLACK DIAMOND, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended
	December 31, 2014	December 31, 2013

Sales
Domestic sales	$24,611	$22,006
International sales	34,814	32,143
Total sales	59,425	54,149

Cost of goods sold	36,234	33,886
Gross profit	23,191	20,263

Operating expenses
Selling, general and administrative	21,887	20,189
Restructuring charge	993	-
Merger and integration	-	149

Total operating expenses	22,880	20,338

Operating income (loss)	311	(75)

Other (expense) income
Interest expense, net	(731)	(675)
Other, net	128	117

Total other expense, net	(603)	(558)

Loss before income tax	(292)	(633)
Income tax expense (benefit)	635	(1,179)
(Loss) income from continuing operations	(927)	546

Discontinued operations, net of tax	841	190

Net (loss) income	$(86)	$736

(Loss) income from continuing operations per share:
Basic	$(0.03)	$0.02
Diluted	(0.03)	0.02

Net (loss) income per share:
Basic	$(0.00)	$0.02
Diluted	(0.00)	0.02

Weighted average shares outstanding:
Basic	32,690	32,397
Diluted	32,690	33,133

BLACK DIAMOND, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share amounts)

	Year Ended December 31,
	2014	2013

Sales
Domestic sales	$77,403	$68,227
International sales	115,737	99,882
Total sales	193,140	168,109

Cost of goods sold	118,242	107,052
Gross profit	74,898	61,057

Operating expenses
Selling, general and administrative	81,077	74,537
Restructuring charge	3,583	175
Merger and integration	-	565
Transaction costs	-	54

Total operating expenses	84,660	75,331

Operating loss	(9,762)	(14,274)

Other (expense) income
Interest expense, net	(2,684)	(2,577)
Other, net	(296)	350

Total other expense, net	(2,980)	(2,227)

Loss before income tax	(12,742)	(16,501)
Income tax benefit	(3,551)	(5,369)
Loss from continuing operations	(9,191)	(11,132)

Discontinued operations, net of tax	23,198	5,262

Net income (loss)	$14,007	$(5,870)

Loss from continuing operations per share:
Basic	$(0.28)	$(0.35)
Diluted	(0.28)	(0.35)

Net income (loss) per share:
Basic	$0.43	$(0.18)
Diluted	0.43	(0.18)

Weighted average shares outstanding:
Basic	32,567	32,007
Diluted	32,567	32,007

BLACK DIAMOND, INC.

RECONCILIATION FROM GROSS PROFIT TO ADJUSTED GROSS PROFIT

AND ADJUSTED GROSS MARGIN

YEAR ENDED

	December 31, 2014		December 31, 2013

		Gross profit as reported	$61,057
		Plus impact of product recall	1,541
Gross profit as reported	$74,898	Adjusted gross profit	$62,598

		Gross margin	36.3%

Gross margin as reported	38.8%	Adjusted gross margin	37.2%

BLACK DIAMOND, INC.

RECONCILIATION FROM NET (LOSS) INCOME FROM CONTINUING OPERATIONS TO NET INCOME FROM CONTINUING OPERATIONS BEFORE NON-CASH

ITEMS, ADJUSTED NET INCOME FROM CONTINUING OPERATIONS BEFORE NON-CASH ITEMS AND RELATED EARNINGS PER DILUTED SHARE

(In thousands, except per share amounts)

	Three Months Ended
		Per Diluted		Per Diluted
	December 31, 2014	Share	December 31, 2013	Share

Net (loss) income from continuing operations	$(927)	$(0.03)	$546	$0.02

Amortization of intangibles	707	0.02	769	0.02
Depreciation	936	0.03	1,044	0.03
Accretion of note discount	352	0.01	307	0.01
Stock-based compensation	466	0.01	598	0.02
Income tax expense (benefit)	635	0.02	(1,179)	(0.04)
Cash (paid) received for income taxes [1]	(5)	(0.00)	59	0.00

Net income from continuing operations before non-cash items	$2,164	$0.07	$2,144	$0.06

Restructuring charge	993	0.03	-	-
Merger and integration	-	-	149	0.00
State cash taxes on adjustments	(35)	(0.00)	(4)	(0.00)
AMT cash taxes on adjustments	(19)	(0.00)	(3)	(0.00)

Adjusted net income from continuing operations before non-cash items	$3,103	$0.09	$2,286	$0.07

¹Cash (paid) received for income taxes excludes payments of $9.9 million in tax associated with the built in gains that could not be offset by the Company’s NOL during the three months ended December 31, 2014. The Gregory sale monetized approximately $48.3 million of the Company's NOL balance, providing cash tax savings of $16.9 million, leaving an NOL balance of $167.0 million.

BLACK DIAMOND, INC.

RECONCILIATION FROM NET LOSS FROM CONTINUING OPERATIONS TO NET LOSS FROM CONTINUING OPERATIONS BEFORE NON-CASH ITEMS,

ADJUSTED NET INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE NON-CASH ITEMS AND RELATED EARNINGS PER DILUTED SHARE

(In thousands, except per share amounts)

	Year Ended
		Per Diluted		Per Diluted
	December 31, 2014	Share	December 31, 2013	Share

Net loss from continuing operations	$(9,191)	$(0.28)	$(11,132)	$(0.35)

Amortization of intangibles	2,985	0.09	3,063	0.10
Depreciation	4,253	0.13	4,558	0.14
Accretion of note discount	1,337	0.04	1,162	0.04
Stock-based compensation	1,791	0.05	2,878	0.09
Product recall	-	-	990	0.03
Income tax benefit	(3,551)	(0.11)	(5,369)	(0.17)
Cash (paid) received for income taxes[1]	(191)	(0.01)	319	0.01

Net loss from continuing operations before non-cash items	$(2,567)	$(0.08)	$(3,531)	$(0.11)

Restructuring charge	3,583	0.11	175	0.01
Merger and integration	-	-	565	0.02
Transaction costs	-	-	54	0.00
State cash taxes on adjustments	(125)	(0.00)	(24)	(0.00)
AMT cash taxes on adjustments	(69)	(0.00)	(15)	(0.00)

Adjusted net income (loss) from continuing operations before non-cash items	$822	$0.03	$(2,776)	$(0.09)

¹Cash (paid) received for income taxes excludes payments of $9.9 million in tax associated with the built in gains that could not be offset by the Company’s NOL during the three months ended December 31, 2014. The Gregory sale monetized approximately $48.3 million of the Company's NOL balance, providing cash tax savings of $16.9 million, leaving an NOL balance of $167.0 million.

BLACK DIAMOND, INC.

RECONCILIATION FROM NET (LOSS) INCOME FROM CONTINUING OPERATIONS TO EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION, AND AMORTIZATION (EBITDA), AND ADJUSTED EBITDA

(In thousands)

	Three Months Ended
	December 31, 2014	December 31, 2013

Net (loss) income from continuing operations	$(927)	$546

Income tax expense (benefit)	635	(1,179)
Other, net	(128)	(117)
Interest expense, net	731	675

Operating income (loss)	311	(75)

Depreciation	936	1,044
Amortization of intangibles	707	769

EBITDA	$1,954	$1,738

Restructuring charge	993	-
Merger and integration	-	149
Stock-based compensation	466	598

Adjusted EBITDA	$3,413	$2,485

BLACK DIAMOND, INC.

RECONCILIATION FROM NET LOSS FROM CONTINUING OPERATIONS TO EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION, AND AMORTIZATION (EBITDA), AND ADJUSTED EBITDA

(In thousands)

	Year Ended December 31,
	2014	2013

Net loss from continuing operations	$(9,191)	$(11,132)

Income tax benefit	(3,551)	(5,369)
Other, net	296	(350)
Interest expense, net	2,684	2,577

Operating loss	(9,762)	(14,274)

Depreciation	4,253	4,558
Amortization of intangibles	2,985	3,063

EBITDA	$(2,524)	$(6,653)

Restructuring charge	3,583	175
Merger and integration	-	565
Transaction costs	-	54
Product recall	-	1,374
Stock-based compensation	1,791	2,878

Adjusted EBITDA	$2,850	$(1,607)

Company Contact:

Warren B. Kanders

Executive Chairman

Tel 1-203-428-2000

warren.kanders@bdel.com

or

Peter Metcalf

CEO

Tel 1-801-278-5552

peter.metcalf@bdel.com

Investor Relations:

Liolios Group, Inc.

Scott Liolios or Cody Slach

Tel 1-949-574-3860

BDE@liolios.com

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